>	EXHIBIT 23.1 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3: Nos. 333-98267, 333-16987, 333-34516, 333-34516-01, 333-34516-02, 333-34516-03, 333-2143, 33-49885, 333-49143, 333-49143-01, 333-49143-02, 333-49143-03 and 333-53854 and Form S-8: Nos. 333-100001, 333-99989, 333-65281, 333-46678, 333-36409, 333-16979, 33-57359, 33-38672, 33-38671, 33-2882, 2-93157, 2-88641, 2-68696 and 2-68698) of State Street Corporation of our report dated January 12, 2004, with respect to the consolidated financial statements of State Street Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Boston, Massachusetts
February 18, 2004

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